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                                  EXHIBIT 99(a)

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of FleetBoston Financial Corporation:



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of FleetBoston Financial Corporation and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2, on March 1, 2001, FleetBoston Financial Corporation merged with Summit Bancorp in a transaction accounted for as a pooling of interests. The accompanying consolidated financial statements give retroactive effect to that merger.






/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
January 17, 2001, except for Note 2, as to which the date is March 1, 2001